AMENDMENT NO. 9 TO

IMPLEMENTATION SERVICES AGREEMENT

THIS AMENDMENT NO. 9, dated as of this 1st day of May, 2026 (the “Amendment”), to the Implementation Services Agreement, dated October 5, 2018, as amended (collectively, the “Agreement”), between the Parties (as defined below), is entered into by and between J.P. Morgan Private Investments Inc. (the “Adviser”) and Russell Investments Implementation Services, LLC (“RIIS” and, together with the Adviser, the “Parties”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

WHEREAS, pursuant to the Agreement, RIIS may provide, when needed, certain implementation and asset transition services to the fund series of the Six Circles Trust (the “Trust”); WHEREAS, the Parties desire to amend Schedule B of the Agreement to change the name of a series of the Trust, the Tax Aware Ultra-Short Duration Fund, to the Fund’s new name, the Tax Aware Intermediate Duration Fund (the “Fund”) and add two new sleeves of the Fund (hereinafter together, the “Fund”), so that RIIS may provide, when needed, certain implementation and asset transition services for the new sleeves pursuant to the Agreement; and WHEREAS, Section 15 of the Agreement provides that the Agreement may be amended at any time by written agreement between the Parties.

NOW, THEREFORE, in consideration of the premises and mutual promises hereinafter set forth, the Parties hereto agree as follows:

W I T N E S S E T H:

1.

The Parties hereby agree that Schedule B of the Agreement is hereby replaced in its entirety with Schedule B attached hereto, to become effective with respect to the name change for the Tax Aware Ultra-Short Duration Fund, to the Fund’s new name, the Tax Aware Intermediate Duration Fund and the addition of the Intermediate Duration Municipals (PIMCO) Sleeve and the Intermediate Duration Municipals (Insight) Sleeve of the Fund on the date that the new sleeves of the Fund commences operations pursuant to an effective amendment to the Trust’s registration statement (with respect to such Fund, the “Effective Date”).

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their duly authorized signatories as of the date and year first written above.

J.P. MORGAN PRIVATE INVESTMENTS INC.

By:
Name:	Gregory McNeil
Title:	Managing Director

RUSSELL INVESTMENTS IMPLEMENTATION SERVICES, LLC

By:
Name:	Travis Bagley

Title:	Senior Director, Global Head of Transition Management

LIST OF FUNDS AND SPECIFIED FUND SLEEVES

The Client hereby certifies that it has the necessary authority to direct trades to RIIS for the following Funds as part of this Agreement.

Fund Name:	Six Circles Ultra Short Duration Fund

Specified Fund Sleeve Name(s):	Conservative Income Sleeve

Core Ultra Short Sleeve

Global Ultra Short Sleeve

Fund Name:	Six Circles Tax Aware Intermediate Duration Fund

Specified Fund Sleeve Name(s):	Intermediate Duration Municipals (PIMCO) Sleeve

Intermediate Duration Municipals (Insight) Sleeve

Fund Name:	Six Circles U.S. Unconstrained Equity Fund

Specified Fund Sleeve Name(s):	Constituents of Equity Index Sleeve

Fund Name:	Six Circles International Unconstrained Equity Fund

Specified Fund Sleeve Name(s):	Constituents of Equity Index ex US Sleeve

Fund Name:	Six Circles Managed Equity Portfolio U.S. Unconstrained Fund

Specified Fund Sleeve Name(s):	Constituents of Equity Index Sleeve

Fund Name:	Six Circles Managed Equity Portfolio International Unconstrained Fund

Specified Fund Sleeve Name(s):	Constituents of Equity Index ex US Sleeve

Fund Name:	Six Circles Tax Aware Bond Fund

Specified Fund Sleeve Name(s):	Short Duration Municipal Sleeve

Intermediate Duration Municipal Sleeve

Long Duration Municipal Sleeve

Municipals Sleeve

Core Municipals Sleeve

Passive Treasury Sleeve

Municipal 1-17 Years Sleeve

Fund Name:	Six Circles Global Bond Fund

Specified Fund Sleeve Name(s):	Asian Pacific Government Sleeve

Asian Pacific Credit Sleeve

Pan-European Government Sleeve

Pan-European Credit Sleeve

Pan-European Securitized Sleeve

U.S. Government Sleeve

U.S. Credit Sleeve

U.S. Securitized Sleeve

Global Government Sleeve

Global Credit Sleeve

Global Securitized Sleeve

Passive Treasury Sleeve

Fund Name:	Six Circles Credit Opportunities Fund

Specified Fund Sleeve Name(s):	High Yield Sleeves

Additional Fixed Income Sleeves, as needed

Certified this 21 day of April 2026

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